UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2007, Rural/Metro Corporation (the “Company”) issued a press release announcing its unaudited financial results for the quarter and fiscal year ended June 30, 2007, and the quarter ended September 30, 2007. The press release also contains previously unannounced restated results for the three months ended September 30, 2006 and the fiscal year ended June 30, 2006. The full text of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference. The press release contains forward-looking statements regarding the Company.

Item 8.01	Other Events.

The following cautionary statements update any previous cautionary statements filed by the Company with the Securities and Exchange Commission.

CAUTIONARY STATEMENTS FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements, estimates, projections, guidance or outlook contained in this report (including the exhibits filed with this report) include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). When used in this report and in future filings by us with the SEC, in our news releases, presentations to securities analysts or investors, and in oral statements made by or with the approval of one of our executive officers, the words or phrases “believes,” “anticipates,” “expects,” “plans,” “seeks,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions are intended to identify such forward-looking statements. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements.

The following discussion contains certain cautionary statements regarding our business that investors and others should consider. Except to the extent otherwise required by federal securities laws, we do not undertake to address or update forward-looking statements in future filings or communications regarding our business or operating results, and do not undertake to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected past, as well as current, forward-looking statements about future results. Any or all forward-looking statements in this report and in any other public filings or statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors discussed below will be important in determining future results. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed in this or any of our prior communications.

Cautionary Statements Relating to Our Restatement Due to Errors

As we announced on September 14, 2007, our historical financial information should no longer be relied upon.

On September 14, 2007, we announced that management of the Company had concluded, and the Audit Committee had approved the conclusion, that due to errors with respect to the accounting for income taxes, subscription revenue, operating leases and retirement plan contributions, the Company’s previously issued consolidated financial statements for each of the fiscal years ended June 30, 2005 and 2006; selected consolidated financial data for each of the fiscal years ended June 30, 2003 through 2006; and interim financial information for each of the first three quarters and the related interim periods in the fiscal years ended June 30, 2006 and 2007, should no longer be relied upon.

Failure to maintain effective internal controls may cause us to delay filing our periodic reports with the SEC, affect our NASDAQ listing, and adversely affect our stock price.

The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring public companies to include a report of management on internal control over financial reporting in their annual reports on Form 10-K that contain an assessment by management of the effectiveness of the Company’s internal control over financial reporting. In addition, our independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the internal control over financial reporting. The Company has in prior periods identified certain material weaknesses in its internal control over financial reporting. Although we review and assess our internal control over financial reporting in order to ensure compliance with the Section 404 requirements, we cannot be certain our remediation efforts will ensure that we design, implement and maintain adequate controls over our financial processes and reporting in the future or will be sufficient to address and eliminate the material weaknesses identified. Our inability to remedy the identified material weaknesses or any additional deficiencies or material weaknesses that may be identified in the future could, among other things, cause us to fail to file our periodic reports with the SEC in a timely manner or require it to incur additional costs or to divert management resources. If our periodic reports are not filed with the SEC in a timely manner, investors in our securities do not have the information required by SEC rules regarding our business and financial condition with which to make decisions regarding investment in our securities. Additionally, NASDAQ, the exchange on which our common stock is listed, may institute proceedings to delist our common stock due to the untimely filing of the reports with the SEC. We also will not be eligible to use a “short form” registration statement on Form S-3 to make equity or debt offerings for a period of 12 months after the time we become current in our filings. These restrictions could adversely affect our ability to raise capital, as well as our business, financial condition and results of operations, as well as result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which ultimately could negatively impact our stock price. In addition, as discussed in the risk factor below, if we are not able to make these filings by November 23, 2007, our ability to obtain immediate and continued access to additional liquidity would likely be impaired, unless we received waivers or amendments from our lenders. We cannot assure you that these amendments or waivers will be received.

In addition, due to the restatement of the financial statements, the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended June 30, 2007 (the “Form 10-K”), as disclosed on Form 12b-25 filed on September 14, 2007. As a result, the Company received a notice of default from the trustee of its 9.875% Senior Subordinated Notes due 2015, and its 12.75% Senior Discount Notes due 2016. Any default under the Indentures that govern the notes also constitutes an “event of default” under the Company’s 2005 Credit Facility and could lead to an acceleration of the unpaid principal and accrued interest under the 2005 Credit Facility, unless a waiver is obtained. On October 11, 2007, the Company obtained a waiver that was effective September 1, 2007, of any defaults, including the event of default described above, under its 2005 Credit Facility. In addition, any default under the notes relating to the untimely filing of the Form 10-K, will be cured within the 60-day cure period (November 23, 2007) upon the filing of such with the SEC. We cannot assure that we will be able to file the Form 10-K by November 23, 2007, or if we are not able to make the filing by November 23, 2007, that we will be able to obtain additional amendments or waivers.

Material weaknesses or deficiencies in our internal control over financial reporting could result in our inability to provide reliable financial reports, harm stockholder and business confidence on our financial reporting, our ability to obtain financing and other aspects of our business.

We concluded that we had material weaknesses in our internal control related to our period-end financial reporting process, including the preparation and review of interim and annual consolidated financial statements and disclosures; which contributed to material weaknesses in our controls over the accuracy of subscription revenue and deferred revenue, and the completeness and accuracy of our accruals and reserves for loss contingencies and related operating expenses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. As a result of these material weaknesses, management’s assessment as of June 30, 2007 concluded that our internal control over financial reporting was ineffective. We believe that we will remedy the identified material weaknesses in our internal controls and procedures, but there can be no assurance that our corrections will be sufficient or fully effective, or that we will not discover additional material weaknesses in our internal controls and procedures in the future. Due to its inherent limitations, even effective internal control over financial reporting can provide only reasonable assurance with respect financial statement preparation and presentations. These limitations may not prevent or detect all misstatements or fraud, regardless of their effectiveness.

Because we have concluded that our internal control over financial reporting is not effective and because our independent registered public accountants issued an adverse opinion on the effectiveness of our internal controls over financial reporting, and to the extent we identify future weaknesses or deficiencies, there could be material misstatements in our financial statements and we could fail to meet our financial reporting obligations. As a result, our ability to obtain additional financing, or obtain additional financing on favorable terms, could be materially and adversely affected which, in turn, could materially and adversely affect our business, our financial condition and the market value of our securities. In addition, perceptions of us could also be adversely affected among customers, lenders, investors, securities analysts and others. These current material weaknesses or any future weaknesses or deficiencies could also hurt confidence in our business and consolidated financial statements and our ability to do business with these groups.

We are subject to the risks of government actions, shareholder lawsuits and other legal proceedings related to the restatement of our prior financial results.

It is possible that there may be governmental actions, shareholder lawsuits and other legal proceedings brought against us in connection with the restatement of our prior financial results. These proceedings may require us to expend significant management time and incur significant accounting, legal and other expenses, and may divert attention and resources from the operation of our business. These expenditures and diversions, as well as the adverse resolution of any specific lawsuit, could have a material adverse effect on our business, financial condition and results of operations.

Risk Factors Related to Our Business

Our results of operations and growth could be adversely affected if we lose existing contracts or fail to renew existing contracts on favorable terms.

A significant portion of our growth historically has resulted from increases in the number of emergency and non-emergency transports we make under our existing contracts with municipalities, counties and fire districts to provide 911 and other services. Substantially all of our net revenue for fiscal year 2007 was generated under existing contracts. Our contracts generally range from three to five years in length. Most of our contracts are terminable by either party upon notice of as little as 30 days. Further, certain of our contracts expire during each fiscal period, and we may further be required to seek renewal of certain of these contracts through a formal bidding process that often requires written responses to a Request for Proposal (“RFP”). Even if any of our contracts are renewed, a renewal contract may contain terms that are not as favorable to us as the terms of our current contract. We cannot assure you that we will be successful in retaining or renewing our existing contracts or that the loss or renewal terms of contracts would not have a material adverse effect on us. There is also no assurance that we will continue to experience growth in the number of transports under our existing contracts.

We are subject to decreases in our revenue as a result of changes in payer mix.

We are subject to risks related to changes in the mix of insured versus uninsured patients that receive our medical services. If our mix of uninsured patients to insured patients increases, we may be adversely affected since we have greater difficulty recovering our full fees for services rendered to uninsured patients. Our credit risk related to services provided to uninsured individuals is exacerbated because communities are required to provide 911 emergency response services regardless of their ability to pay. We also believe uninsured patients are more likely to dial 911 to seek care for minor conditions because they frequently do not have a primary care physician with whom to consult. An increase in individuals utilizing our services that do not have an ability to pay could materially impact our business.

We are in a highly competitive industry; if we do not compete effectively, we could lose business or fail to grow.

The market for providing ambulance services to counties, municipalities, fire districts and hospitals and other healthcare providers is highly competitive. We compete to provide ambulance services with governmental entities, hospitals, local and volunteer and private providers, including national providers such as American Medical Response. In many communities, our primary competitor in providing ambulance service is the local fire department, which in many cases has traditionally acted as first responder during emergencies and has been able to expand its scope of services to include emergency ambulance transports. In order to compete successfully, we must make continuing investments in our fleet, facilities and operating systems.

Some of our current competitors and certain potential competitors may have access to greater capital and other resources than we do. Counties, municipalities, fire districts and healthcare providers that currently contract for ambulance services could choose to provide ambulance services directly in the future. We may experience increased competition from fire departments in providing emergency medical transportation service. We cannot assure you that we will be able to compete successfully to provide our medical transportation services.

We may not accurately assess the costs we will incur under new contracts, which could result in our entering into contracts which are less profitable than we anticipate.

Our new contracts increasingly involve a competitive bidding process. When we obtain new contracts, we must accurately assess the costs we will incur in providing services as well as other factors such as expected transport volume, geographical issues affecting response time and the implementation of technology upgrades. If we fail to accurately asses these factors, we may not realize adequate profit margins or otherwise meet our financial and strategic objectives. Increasing pressure from healthcare payers to restrict or reduce reimbursement rates at a time when the costs of providing medical services continue to increase make assessing the costs associated with the pricing of new contracts (as well as the renewal of existing contracts) even more difficult. In addition, integrating new contracts, particularly those in new geographic locations, could prove more costly, and could require more management time, than we anticipate. Our failure to predict costs accurately or to negotiate an adequate profit margin could have a material adverse effect on our business, financial condition, results of operations or cash flows. In addition, we may not be able to terminate unfavorable contracts prior to their stated termination date because of the possibility of forfeiting performance bonds and the potential material adverse effect on our public relations.

Some state and local governments regulate our rate structures and may limit our ability to increase our rates or maintain a satisfactory rate structure.

State or local government regulations or administrative policies regulate the rates we can charge in some states for non-emergency ambulance services. In addition, in some service areas in which we are the exclusive provider of services, the municipality or fire district sets the rates for emergency ambulance services pursuant to a master contract and otherwise establishes the rates for non-emergency ambulance services. In areas where our rates are regulated, there is no assurance we will receive ambulance service rate increases on a timely basis to offset increases in the cost to perform our services, or at all. If we are not able to obtain timely rate increases it could have a material adverse effect on our revenues, profits and cash flows.

If we fail to implement our business strategy, our financial performance and our growth could be materially and adversely affected.

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy successfully. Implementation of our business strategy could be affected by a number of factors beyond our control, such as increased competition, legal developments, government regulation, general economic conditions or increased operating costs or expenses. In addition, to the extent we have misjudged the nature and extent of industry trends or our competition, we may have difficulty in achieving our strategic objectives. Any failure to implement our business strategy successfully may adversely affect our business, financial condition and profitability. Our long-term growth may also be adversely affected. Even if we are able to implement some or all of the initiatives of our business plan successfully, our operating results may not improve to the extent we anticipate, or at all.

Our business depends on numerous complex information systems, and any failure to successfully maintain these systems or implement new systems could materially harm our operations.

We depend on complex, integrated information systems and standardized procedures for operational and financial information and billing operations. We may not have the necessary resources to maintain existing information systems or implement new systems where necessary to handle our volume and changing needs. Furthermore, we may experience unanticipated delays, complications and expenses in implementing, integrating and operating our systems. Any interruptions in operations during periods of implementation would adversely affect our ability to properly allocate resources and process billing information in a timely manner, which could result in customer dissatisfaction and delayed cash flow. We also use the development and implementation of sophisticated and specialized technology to differentiate our services from our competitors and improve our profitability. The failure to implement and maintain operational, financial and billing information systems successfully could have an adverse effect on our ability to obtain new business, retain existing business and maintain or increase our profit margins.

We could be subject to certain lawsuits.

We could be a party to, or otherwise involved in, lawsuits, claims, proceedings and other legal matters concerning vehicle collisions and personal injuries, patient care incidents and employee job-related injuries. Some of these lawsuits could involve large claim amounts and substantial defense costs. We cannot predict with certainty the ultimate outcome of any lawsuit, claim, proceeding or other legal matter to which we are a party to, or otherwise involved in, due to, among other things, the inherent uncertainties of litigation, government investigations and proceedings and legal matters generally. An unfavorable outcome in any lawsuit, including those described above, could have a material adverse effect on our business, financial condition, profitability and cash flows.

The reserves we establish with respect to our losses covered under our insurance programs are subject to inherent uncertainties, and we could be required to increase our reserves, which would adversely affect our results of operations.

In connection with our insurance programs, we establish reserves for losses and related expenses which represent our expectations of the ultimate resolution and administration costs of losses we have incurred in respect of our liability risks. Our reserves are based on estimates involving actuarial and statistical projections, at a given point in time. However, insurance reserves inherently are subject to uncertainty. Our reserves are based on historical claims, demographic factors, industry trends, severity and exposure factors and other actuarial assumptions calculated by an independent actuary firm. The independent actuary firm performs studies of projected ultimate losses on an annual basis and provides quarterly updates to those projections. We use these actuarial estimates to determine appropriate reserves. Our reserves could be significantly affected if current and future occurrences differ from historical claim trends and expectations. While we monitor claims closely when we estimate reserves, the complexity of the claims and the wide range of potential outcomes may hamper timely adjustments to the assumptions we use in these estimates. Actual losses and related expenses may deviate, individually and in the aggregate, from the reserve estimates reflected in our financial statements. If we determine that our estimated reserves are inadequate, we will be required to increase reserves at the time of the determination which would result in a reduction in our net income in the period in which the deficiency is determined.

Insurance coverage for some of our losses may be inadequate and may be subject to the credit risk of commercial insurance companies.

We obtain insurance coverage from third party insurers to supplement our self insurance program and to cover periods prior to our implementation of the program. To the extent we hold policies to cover certain claims, but either did not obtain sufficient insurance limits, or did not buy an extended reporting period policy, where applicable, or the issuing insurance company is no longer viable, we may be responsible for losses attributable to such claims. While we believe our commercial insurance company providers currently are creditworthy, there can be no assurance that such insurance companies will remain so in the future. If our insurers do not make payments in respect of claims, we may be required to do so, which could have a material adverse effect on our financial condition, results of operations and cash flow.

Servicing our self insurance programs will require a significant amount of cash. We may be unable to generate sufficient cash flow to service our self insurance obligations.

Our self insurance program may require a significant amount of cash in connection with the resolution of losses that we experience. Our business may not generate sufficient cash flow from operating activities to fund losses that we are responsible for under our self insurance program. Our ability to make payments will depend on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Lower net revenues generally will reduce our cash flow. While we believe our cash flow will be adequate to fund such losses in connection with the self insurance program, there can be no assurance that we will have adequate cash in the future. If we are unable to fund such losses, it could result in a material adverse effect on our financial condition, results of operations and cash flow.

Many of our employees are represented by labor unions and any unfavorable labor agreements or work stoppage could adversely affect our business, financial conditions, results of operations and reputation.

Approximately 38% of our employees are represented by 17 collective bargaining agreements. Ten of these collective bargaining agreements, representing approximately 1,750 employees, are subject to renegotiation in fiscal 2008. Although we believe our relations with our employees are good, we cannot assure you that we will be able to negotiate a satisfactory renewal of these collective bargaining agreements or that our employee relations will remain stable. If we are unable to negotiate a timely renewal of one or more agreements, the employees covered by the agreement may enter into a strike or other work stoppage. Such a stoppage could have a material adverse effect on business, financial conditions, results of operations and reputation.

The fire protection services business is a highly competitive industry; if we do not compete effectively, we may lose revenue.

The market for providing fire protection services of residential and commercial properties is primarily municipal fire departments, tax-supported fire districts and volunteer fire departments. Private companies represent only a small portion of the total fire protection market and generally provide services where a tax-supported municipality or fire district has decided to contract for these services or has not assumed the financial responsibility for fire protection. In these situations, we provide services for a municipality or fire district on a contract basis or provide fire protection services directly to residences and businesses who subscribe for this service. To our knowledge there is no other national private fire protection company offering services to residential and commercial property owners.

The market for providing fire protection services to airports and industrial sites is highly competitive. We compete to provide our airport and industrial fire protection services with municipal fire departments and private providers such as Wackenhut Services, Inc.

We depend on our senior management and may not be able to retain those employees or recruit additional qualified personnel, which could adversely affect our business.

We depend on our senior management. The loss of services of any of the members of our senior management could adversely affect our business until a suitable replacement can be found. If we were required to find a suitable replacement for one of our senior managers, there could be a limited number of persons with the requisite skill to serve in the position, and we cannot assure you that we will be able to identify or employ such qualified personnel on acceptable terms.

Risks Related to the Healthcare Industry

We conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations.

The healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services, our contractual relationships with our customers, our marketing activities and other aspects of our operations. Failure to comply with these laws can result in civil and criminal penalties such as fines, damages and exclusion from the Medicare and Medicaid programs. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Any action against us for the violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

Our customers are also subject to ethical guidelines and operational standards of professional and trade associations and private accreditation agencies. Compliance with these guidelines and standards is often required by our contracts with our customers or to maintain our reputation.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards would not materially and adversely affect our business. We also cannot assure you that a review of our business by judicial, law enforcement, regulatory or accreditation authorities would not result in a determination that could adversely affect our operations.

We are subject to comprehensive and complex laws and rules that govern the manner in which we bill and are paid for our services by third party payers, and the failure to comply with these rules, or allegations that we have failed to do so, can result in civil or criminal sanctions, including exclusion from federal and state healthcare programs.

Like most healthcare providers, the majority of our services are paid for by private or governmental third party payers, such as insurance companies, Medicare and Medicaid. These third party payers typically have differing and complex billing and documentation requirements that we must meet in order to receive payment for our services. Reimbursement to us is typically conditioned on our providing the correct procedure and diagnostic codes and properly documenting the services themselves, including the level of service provided, the medical necessity for the services and the identity of the practitioner who provided the service.

We must also comply with numerous other laws applicable to our documentation and the claims we submit for payment, including but not limited to (1) “coordination of benefits” rules that dictate which payer we must bill first when a patient has potential coverage from multiple payers; (2) requirements that we obtain the signature of the patient or patient representative, when possible, or document why we are unable to do so, prior to submitting a claim; (3) requirements that we make repayment to any payer which pays us more than the amount to which we were entitled; (4) requirements that we bill a hospital or nursing home, rather that Medicare, for certain ambulance transports provided to Medicare patients of such facilities; (5) requirements that our electronic claims for payment be submitted using certain standardized transaction codes and formats; and (6) laws requiring us to handle all health and financial information of our patients in a manner that complies with specified security and privacy standards.

Governmental and private third party payers and other enforcement agencies carefully audit and monitor our compliance with these and other applicable rules, and in some cases in the past have found that we were not in compliance. We have received in the past, and expect to receive in the future, repayment demands from third party payers based on allegations that our services were not medically necessary, were billed at an improper level, or otherwise violated applicable billing requirements. Our failure to comply with the billing and other rules applicable to us could result in non-payment for services rendered or refunds of amounts previously paid for such services. In addition, non-compliance with these rules may cause us to incur civil and criminal penalties, including fines, imprisonment and exclusion from government healthcare programs such as Medicare and Medicaid, under a number of state and federal laws. These laws include the federal False Claims Act, the Health Insurance Portability and Accountability Act of 1996, the federal Anti-Kickback Statute, The Balanced Budget Act of 1997 and other provisions of federal, state and local law.

In addition, from time to time we self-identify practices that may have resulted in Medicare or Medicaid overpayments or other regulatory issues. For example, we have previously identified situations in which we may have inadvertently utilized incorrect billing codes for some of the services we have billed to government programs such as Medicare or Medicaid. In such cases, if appropriate, it is our practice to disclose the issue to the affected government programs and to refund any resulting overpayments. Although the government usually accepts such disclosures and repayments without taking further enforcement action, it is possible that such disclosures or repayments will result in allegations by the government that we have violated the False Claims Act or other laws, leading to investigations and possibly civil or criminal enforcement actions.

If our operations are found to be in violation of these or any of the other laws which govern our activities, any resulting penalties damages, fines or other sanctions could adversely affect our ability to operate our business and our financial results.

Our contracts with healthcare facilities and marketing practices are subject to the federal Anti-Kickback Statute, and we recently entered into a settlement for alleged violations of that statute.

We are subject to the federal Anti-Kickback Statute, which prohibits the knowing and willful offer, payment, solicitation or receipt of any form of “remuneration” in return for, or to induce, the referral of business or ordering of services paid for by Medicare or other federal programs. “Remuneration” potentially includes discounts and in-kind goods or services, as well as cash. Certain federal courts have held that the Anti-Kickback Statute can be violated if “one purpose” of a payment is to induce referrals. Violations of the Anti-Kickback Statute can result in imprisonment, civil or criminal fines or exclusion from Medicare and other governmental programs.

In 1999, the Office of Inspector General (the “OIG”) of the Department of Health and Human Services (the “DHHS”) issued an Advisory Opinion indicating that discounts provided to health facilities on the transports for which they are financially responsible potentially violate the Anti-Kickback Statute when the ambulance company also receives referrals of Medicare and other government-funded transports from the facility. The OIG has clarified that not all discounts violate the Anti-Kickback Statute, but that the statute may be violated if part of the purpose of the discount is to induce the referral of the transports paid for by Medicare or other federal programs, and the discount does not meet certain “safe harbor” conditions. In the Advisory Opinion and subsequent pronouncements, the OIG has provided guidance to ambulance companies to help them avoid unlawful discounts.

Like other ambulance companies, we have provided discounts to our healthcare facility customers (nursing homes and hospitals) in certain circumstances. We have attempted to comply with applicable law when such discounts are provided. However, the government has alleged in the past that certain of our hospital and nursing home contracts contained discounts in violation of the federal Anti-Kickback Statute.

There can be no assurance that investigations or legal action related to our contracting practices will not be pursued against us. If we are found to have violated the Anti-Kickback Statute, we may be subject to civil or criminal penalties, including exclusion from the Medicare or Medicaid programs, or may be required to enter into settlement agreements with the government to avoid such sanctions. Typically, such settlement agreements require substantial payments to the government in exchange for the government to release its claims, and may also require us to enter into a Corporate Integrity Agreement (“CIA”).

In addition to our contracts with healthcare facilities, other marketing practices or transactions entered into by us may implicate the Anti-Kickback Statute. Although we have attempted to structure our past and current marketing initiatives and business relationships to comply with the Anti-Kickback Statute, we cannot assure you that the OIG of the DHHS or other authorities will not find that our marketing practices and relationships violate the statute.

If we fail to comply with the terms of our settlement agreements with the government, we could be subject to additional litigation or other governmental actions which could be harmful to our business.

In the last three years, we have entered into two settlement agreements with the United States government. In October 2005, one of our subsidiaries, Sioux Falls Ambulance, Inc., entered into a settlement agreement to resolve allegations related to billing and documentation practices. As part of the settlement Sioux Falls Ambulance entered into with the government, we entered into a CIA, which is still in effect, and a settlement payment of $0.5 million. Pursuant to this CIA, we are required to establish and maintain a compliance program with respect to the Sioux Falls operation which includes, among other elements, the appointment of a compliance officer and committee, review by an independent review organization, and reporting of overpayments and other “reportable events.”

In April 2007, we entered into a settlement agreement to resolve allegations that certain subsidiaries of Rural/Metro within the State of Texas provided discounts to healthcare facilities in Texas in periods prior to 2002 in violation of the federal Anti-Kickback Statute. In connection with the April 2007 settlement for Rural/Metro Corporation, we agreed to pay the government $2.5 million and we entered into a CIA which requires us to maintain a national compliance program which includes the appointment of a compliance officer and committee, the training of employees, safeguards involving our contracting process nationwide (including tracking of contractual arrangements in certain specified states) and review by an independent organization, and reporting of certain events.

We cannot assure you that the CIAs or the compliance programs we have initiated have prevented, or will prevent, any repetition of the conduct or allegations that were the subject of these settlement agreements, or that the government will not raise similar allegations in other jurisdictions or for other periods of time. If such allegations are raised, or if we fail to comply with the terms of the CIAs, we may be subject to fines and other contractual and regulatory remedies specified in the CIAs or by applicable laws, including exclusion from the Medicare program and other federal and state healthcare programs. Such actions could have a material adverse effect on the conduct of our business, our financial condition or our results of operations.

HIPAA regulations could have a material adverse effect on our business either if we fail to comply with the regulations or as a result of the costs associated with compliance.

The privacy standards under HIPAA took effect April 14, 2001 and cover all individually identifiable health information used or disclosed by a healthcare provider. HIPAA establishes standards concerning the privacy, security and the electronic transmission of patients’ health information. Under the statute, there are civil penalties of up to $100 per violation (not to exceed $25,000 per calendar year for each type of violation) and criminal penalties for knowing violations of up to $250,000 per violation. The enforcing agency, the Office of Civil Rights (the “OCR”) of the Department of Health and Human Services, has announced a compliance-based and compliance improvement type of enforcement program. We believe there is not sufficient basis to understand OCR’s enforcement posture and the potential for fines which may result from OCR’s finding of a violation of the privacy regulations. The significant costs associated with compliance and the potential penalties could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

HIPAA also mandates compliance with the approved HIPAA format when we submit claims electronically. We are filing claims in the approved HIPAA format with all of our Medicare plans.

The final security rule, which became effective April 20, 2005, requires healthcare suppliers and other entities to set security standards for health information and to maintain reasonable and appropriate safeguards to ensure the integrity and confidentiality of this information. It also requires that we protect health information against unauthorized use or disclosure. Our failure to do so could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

We could experience a material adverse effect on our business, financial condition, results of operations or cash flows due to: (i) significant costs associated with continued compliance under HIPAA or related legislative enactments; (ii) potential fines from our noncompliance; (iii) adverse effects on our collection cycle arising from non-compliance or delayed HIPAA compliance by our payers, customers and other constituents; or (iv) impacts to the healthcare industry as a whole that may directly or indirectly cause a material adverse affect on our business.

We may not be able to successfully recruit and retain paramedics and EMT professionals with the qualifications and attributes desired by us and our customers.

Our ability to recruit and retain paramedics and EMT professionals significantly affects our business. Due to the geographical and demographic diversity of the communities in which we serve, medical personnel shortages in some of our market areas can make the recruiting, and retention of full-time personnel more difficult and costly. Moreover, we compete with other entities, both municipal and private, to recruit and retain qualified paramedics and EMTs to deliver our ambulance services. Failure to retain or replace our medical personnel or to attract new personnel, or the additional cost of doing so may have an adverse effect on our business, financial condition and results of operations.

Risks Related to Our Capital Structure

Our substantial indebtedness could adversely affect our financial condition and our ability to operate our business

We have a substantial amount of debt. In addition, subject to restrictions in the indenture governing our notes and the credit agreement governing our 2005 Credit Facility, we may incur additional debt.

Our substantial debt could have important consequences to you, including the following:

•	It may be difficult for us to satisfy our obligations, including debt service requirements under our outstanding debt;

•	Our ability to obtain additional financing for working capital, capital expenditures, debt service requirements or other general corporate purposes may be impaired;

•	We must use a significant portion of our cash flow for payments on our debt, which may reduce the funds available to reinvest in the company;

•	We are more vulnerable to economic downturns and adverse industry conditions and our flexibility to plan for, or react to, changes in our business or industry is more limited; and

•	Our ability to capitalize on business opportunities and to react to competitive pressures, as compared to our competitors, may be compromised due to our high level of debt.

Furthermore, the borrowings under our 2005 Credit Facility bear interest at variable rates. If these rates were to increase significantly, our debt service costs would increase and could have a potential material affect on our cash flows.

Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations.

Our business may not generate sufficient cash flow from operating activities. Our ability to make payments on and to refinance our debt and to fund planned capital expenditures will depend on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Lower net revenues generally will reduce our cash flow.

If we are unable to generate sufficient cash flow to service our debt and meet our other commitments, we may need to refinance all or a portion of our debt, sell material assets or operations or raise additional debt or equity capital. We cannot assure you that we could effect any of these actions on a timely basis, on commercially reasonable terms or at all, or that these actions would be sufficient to meet our capital requirements. In addition, the terms of our existing or future debt agreements may restrict us from effecting any of these alternatives.

Restrictive covenants in our senior secured credit facility and the indenture governing our senior subordinated notes and senior discount notes may restrict our ability to pursue our business strategies.

Our 2005 Credit Facility and the indentures governing our senior subordinated notes and senior discount notes limit our ability, among other things, to:

•	Incur additional debt or issue certain preferred stock;

•	Pay dividends or make distributions to our stockholders;

•	Repurchase or redeem our capital;

•	Make investments;

•	Incur liens;

•	Make capital expenditures;

•	Enter into transactions with our stockholders and affiliates;

•	Sell certain assets;

•	Acquire the assets of, or merge or consolidate with, other companies; and

•	Incur restrictions on the ability of our subsidiaries to make distributions or transfer assets to us.

The restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities.

In addition, the credit agreement governing our 2005 Credit Facility requires us to meet certain financing ratios and restricts our ability to make capital expenditures or prepay certain other debt. We may not be able to maintain these ratios and have had, and in the future may need, to seek waivers or amendments relating to these ratios. Our 2005 Credit Facility and indentures also require us to provide financial statements and related reports within certain timeframes.

Our ability to comply with these covenants may be affected by events beyond our control, and any material deviations from our forecasts could require us to seek waivers or amendments of covenants, alternative sources of financing or reductions in expenditures. In the past, we have had to obtain waivers under our 2005 Credit Facility for the untimely filing of our financial statements with the SEC and certain defaults arising out of our conclusion that previously filed financial statements should no longer be relied upon. We cannot assure you that any waivers, amendments or alternative financings could be obtained, or, if obtained, would be on terms acceptable to us.

If a breach of any covenant or restriction contained in our financing agreements results in an event of default, those lenders could discontinue lending, accelerate the related debt (which would accelerate other debt) and declare all borrowings outstanding thereunder to be due and payable. In addition, the lenders could terminate any commitments they had made to supply us with additional funds. In the event of a default on our debt, we may not have or be able to obtain sufficient funds to make any accelerated debt payments, which could result in a reorganization of the Company.

The right to receive payments on the senior subordinated notes and guarantees of those notes is unsecured and subordinated to our senior debt, and this could result in situations where there are not sufficient funds available to make payment on the senior subordinated notes.

The senior subordinated notes are subordinated in right of payment to all senior debt of Rural/Metro LLC, including indebtedness under the 2005 Credit Facility. Payment on the guarantee of each guarantor of the senior subordinated notes is subordinated in right of payment to that guarantor’s senior debt, including its guarantee of Rural/Metro LLC’s obligations under the 2005 Credit Facility. The holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the senior subordinated notes or the guarantees thereof, as the case may be. Rural/Metro LLC or a guarantor, as the case may be, may not have sufficient funds to pay all its creditors, and holders of the senior subordinated notes may receive less, ratably, than the holders of senior debt, including the lenders under the 2005 Credit Facility, and due to the turnover provisions in the indenture governing the senior subordinated notes less, ratably, than the holders of unsubordinated obligations, including trade payables.

The senior subordinated notes are effectively subordinated to claims of Rural/Metro LLC’s secured creditors and the guarantees of each guarantor are effectively subordinated to the claims of the existing and future secured creditors of that guarantor to the extent of the value of the property securing such debt. Rural/Metro LLC’s obligations under the 2005 Credit Facility will be secured by liens on all or substantially all of their, our and Rural/Metro LLC’s and its subsidiaries’ assets. At September 30, 2007, Rural/Metro LLC had $83.0 million aggregate principal amount of secured debt outstanding and the capacity to borrow an additional $20.0 million under the new senior secured credit facility and to have up to $45.0 million in letters of credit issued, all of which (if drawn, in the case of letters of credit) would be secured senior debt and effectively senior to the senior subordinated notes in right of payment to the extent of the value of the assets securing such debt, as well as by virtue of its ranking.

Rural/Metro Corporation is the sole obligor of the senior discount notes, and our subsidiaries do not guarantee our obligations under the senior discount notes or have any obligation with respect to the senior discount notes; consequently, the senior discount notes are structurally subordinated to the debt and liabilities of our subsidiaries.

The senior discount notes are structurally subordinated to all debt and liabilities (including trade payables) of our subsidiaries. Holders of our senior discount notes will participate with all other holders of our indebtedness in the assets remaining after our subsidiaries have paid all their debts and liabilities. Our subsidiaries may not have sufficient funds to make payments to us, and holders of senior discount notes may receive less, ratably, than the holders of debt of our subsidiaries and other liabilities. Accordingly, if our subsidiaries have their debt accelerated, we may not be able to repay our indebtedness under the senior discount notes. The indenture governing the senior discount notes contains a waiver by the trustee and holders of the senior discount notes of any rights to make a claim for substantive consolidation of us with any of our subsidiaries in any bankruptcy or similar proceeding. As of September 30, 2007, (i) on an unconsolidated basis, we had $69.0 million of senior indebtedness, consisting of the senior discount notes, but excluding the guarantee of borrowings under the 2005 Credit Facility and under the indenture for the senior subordinated notes and (ii) Rural/Metro LLC had $208.2 million of indebtedness, consisting of $83.0 million of borrowings under the 2005 Credit Facility, $125.0 million aggregate principal amount of the senior subordinated notes and $0.2 million of other debt. In addition, as of September 30, 2007, an additional $20.0 million would have been available for borrowing under the revolving credit portion of the 2005 Credit Facility.

We may not pay dividends.

We have never paid any cash dividends on our common stock. We currently plan to retain any earnings for use in our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our Board of Directors. Our senior subordinated notes due 2015, senior discount notes due 2016 and our 2005 Credit Facility contain restrictions on our ability to pay cash dividends, and any future borrowings may contain similar restrictions.

It may be difficult for a third party to acquire us and this could depress our stock price.

We are a Delaware company which has adopted a Shareholder Rights Plan pursuant to which we issued one preferred stock purchase right for each outstanding share of common stock. The rights will cause substantial dilution to a person or group that attempts to acquire us in a manner or on terms not approved by our Board of Directors. Consequently, our Shareholder Rights Plan could make it difficult for a third party to acquire us, even if doing so would benefit security holders. Certain anti-takeover provisions under Delaware law to which we are subject and certain provisions of our charter could also make it more difficult for a third party to acquire us. The anti-takeover effects of these provisions and those of our Shareholder Rights Plan could depress our stock price and may result in the entrenchment of existing management, regardless of their performance.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 14, 2007.

The information in this Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: November 14, 2007	By:	/s/ Kristine A. Beian-Ponczak
Kristine A. Beian-Ponczak
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 14, 2007.